Exhibit 10.1

CERTIFICATE OF DESIGNATION OF

SERIES A PREFERRED STOCK

(PAR VALUE $0.001 PER SHARE)

of

Monarch Staffing, Inc.

_____________

Pursuant to Section 78.1955 of the

Nevada Revised Statutes

_____________

Monarch Staffing, Inc. (hereinafter called the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the law of the State of Nevada,

DOES HEREBY CERTIFY:

FIRST:  The Articles of Incorporation (the “Articles of Incorporation”) of the Corporation authorizes the issuance of 5,000,000 shares of Preferred Stock (the “Preferred Stock”), in one or more series, and further authorizes the Board of Directors of the Corporation to provide by resolution for the issuance of shares of Preferred Stock in one or more series not exceeding the aggregate number of shares of Preferred Stock authorized by the Articles of Incorporation and to determine with respect to each such series, the voting powers, if any (which voting powers if granted may be full or limited), and such designations, preferences, and relative, participating, optional and other rights, and the qualifications, limitations and restrictions appertaining thereto.

SECOND:  A resolution providing for and in connection with the issuance of the Preferred Stock was duly adopted by the Board of Directors of the Corporation pursuant to authority conferred on the Board of Directors of the Corporation by the provisions of the Articles of Incorporation as aforesaid, which resolution provides as follows:

RESOLVED:  that the Board of Directors of the Corporation, pursuant to authority vested in it by the provisions of the Articles of Incorporation (the ”Articles of Incorporation”), of the Corporation, hereby authorizes the issuance of a series of Preferred Stock of the Corporation and hereby establishes the powers, designations, preferences and relative, participating, optional and other rights, and the qualifications, limitations and restrictions appertaining thereto in addition to those set forth in such Articles of Incorporation (or otherwise provided by law) as follows (the following, referred to hereinafter as “this resolution” or “this Certificate of Designation,” is to be filed as part of a Certificate of Designation under Section 78.1955 of the Nevada Revised Statutes):

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1.           Designation and Number.  The designation of Preferred Stock created by this resolution shall be a series of Preferred Stock to be known as “Series A Preferred Stock” (the “Series A Preferred Stock”).  The number of shares constituting Series A Preferred Stock which the Corporation shall be authorized to issue shall be 20,000.

2.           Dividends.  The holders of shares of Series A Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in the Corporation’s Common Stock, par value $0.001 per share (the “Common Stock”), or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of the Corporation) on the Common Stock, at the rate of $6.00 per share (as adjusted for stock splits, stock dividends, combinations, recapitalizations and the like) per annum on each outstanding share of Series A Preferred Stock, payable quarterly when, as and if declared by the Board of Directors.  Such dividends shall be cumulative.

3.           Liquidation Preference.  (a) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of the Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Common Stock, by reason of such holders’ ownership thereof, an amount per share equal to $100.00 per share for each share of Series A Preferred Stock, as adjusted for any stock dividends, combinations or splits with respect to such shares (the “Liquidation Preference”)) then held by them, plus accrued but unpaid dividends.  If upon the occurrence of such event, the assets and funds thus distributed shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then, the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive prior and in preference to any distribution to the holders of Common Stock.

(b)  Upon the completion of the distribution required by Section 3(a) above and any other distribution that may be required with respect to series of Preferred Stock that may from time to time come into existence, the remaining assets of the Corporation available for distribution to stockholders shall be distributed among the holders the Common Stock.

 (c)  For purposes of this Section 3, a liquidation, dissolution or winding up of the Corporation shall be deemed to be occasioned by, or to include, (i) the acquisition of the Corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation, but excluding any merger effected exclusively for the purpose of changing the domicile of the Corporation); or (ii) a sale of all or substantially all of the assets of the Corporation, unless the Corporation’s stockholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the Corporation’s acquisition or sale or otherwise) hold at least 50% of the voting power of the surviving or acquiring entity in approximately the same relative percentages after such acquisition or sale as before such acquisition or sale.  In any of the events specified in this Section 3(c), if the consideration received by the Corporation is other than cash, its value will be deemed its fair market value.

4.           Redemption.  The Series A Preferred Stock is not redeemable.

5.           Conversion.  The holders of the Series A Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

(a)  Right to Convert.  Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for such stock, into that number of shares of Common Stock (subject to the limitations set forth in Section 5(j)) determined by dividing (i) the sum of Liquidation Preference of such share of Series A Preferred Stock, plus any accrued but unpaid dividend thereon, by (ii) the Conversion Price (as defined herein).   The “Conversion Price” for the Series A Preferred Stock will equal (a) at any time prior to November 15, 2007, $0.20 (the “Fixed Conversion Price”) and (b) from and after November 15, 2007, the lesser of (i) the Fixed Conversion Price and (ii) 75% of the Market Price (as defined herein).  “Market Price” means the average of the lowest three (3) Trading Prices (as defined below) for the Common Stock during the 20 Trading Day (as defined herein) period ending one Trading Day prior to the date the holder of Series  A Preferred Stock provides written notice of conversion in accordance with Section 5(b).  “Trading Price” means, for any security as of any date, the intraday trading price on the Over-the-Counter Bulletin Board (the “OTCBB”) as reported by a reliable reporting service mutually acceptable to and hereafter designated by holders of a majority of the then-outstanding shares of Series A Preferred Stock and the Corporation or, if the OTCBB is not the principal trading market for such security, the intraday trading price of such security on the principal securities exchange or trading market where such security is listed or traded or, if no intraday trading price of such security is available in any of the foregoing manners, the average of the intraday trading prices of any market makers for such security that are listed in the “pink sheets” by the National Quotation Bureau, Inc.  If the Trading Price cannot be calculated for such security on such date in the manner provided above, the Trading Price shall be the fair market value as mutually determined by the Corporation and the holders of a majority of the then-outstanding shares of Series A Preferred Stock being converted for which the calculation of the Trading Price is required in order to determine the Conversion Price of such Series A Preferred Stock.  “Trading Day” shall mean any day on which the Common Stock is traded for any period on the OTCBB, or on the principal securities exchange or other securities market on which the Common Stock is then being traded.   The Conversion Price shall be subject to adjustment as set forth in Section 5(c).

 (b)  Mechanics of Conversion. Before any holder of Series A Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Preferred Stock, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued.  The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid.  Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.  .

(c)  Conversion Price Adjustments of Series A Preferred Stock.  The Conversion Price of the Series A Preferred Stock shall be subject to adjustment from time to time as follows:

(i)           If the Corporation shall, after the date upon which any shares of Series A Preferred Stock were first issued (the “Purchase Date”), fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as “Common Stock Equivalents”) without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Fixed Conversion Price of the Series A Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of Series A Preferred Stock shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding.

(ii)           If the number of shares of Common Stock outstanding at any time after the Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Fixed Conversion Price for the Series A Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

(d)  Other Distributions. In the event the Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in Section 5(c)(i), then, in each such case for the purpose of this Section 5(d), the holders of Series A Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the corporation into which their shares of Series A Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the corporation entitled to receive such distribution.

(e)  Recapitalizations.    If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 5 or Section 3) provision shall be made so that the holders of the Series A Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization.  In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of the Series A Preferred Stock after the recapitalization to the end that the provisions of this Section 5 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Series A Preferred Stock) shall be applicable after that event and be as nearly equivalent as practicable.

(f)  No Fractional Shares and Certificate as to Adjustments.

(i)  No fractional shares shall be issued upon the conversion of any share or shares of the Series A Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share.  Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

(ii)  Upon the occurrence of each adjustment or readjustment of the Conversion Price of Series A Preferred Stock pursuant to this Section 5, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.  The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price for the Series A Preferred Stock at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of the Series A Preferred Stock.

(g)  Notices of Record Date.  In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series A Preferred Stock, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

(h)  Reservation of Stock Issuable Upon Conversion.  The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to its Articles of Incorporation.

(i)  Notices.   Any notice required to be given to the holders of shares of Series A Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

(j)  Beneficial Ownership Limitation.  The Corporation shall not effect any conversion of the Series A Preferred Stock, and each holder of the Series A Preferred Stock shall not have the right to convert any  portion of the Series A Preferred  Stock to the extent  that  after  giving  effect  to such  conversion,  such holder (together with the holder's affiliates) would beneficially own in excess of 4.99% of the number of shares of the  Common  Stock  outstanding  immediately  after giving  effect  to such conversion.  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by such holder of Series A Preferred Stock and its affiliates shall include the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock with respect to which the determination of such sentence is being made, but shall exclude  the  number of shares of Common  Stock  which  would be issuable upon (A)  conversion  of the  remaining, unconverted Series A Preferred Stock beneficially owned by such holder or any of its affiliates and (B) exercise or conversion of the unexercised or unconverted  portion  of  any  other  securities  of  the  Corporation subject to a limitation on conversion or exercise analogous to the limitation contained herein  beneficially owned by such holder or any of its  affiliates.  Except as set forth in the preceding sentence, for purposes of this Section 5(j), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended.  To the extent that the limitation contained in this Section 5(j) applies, the determination of whether the Series A Preferred Stock is convertible (in relation to other securities owned by the holder together with any affiliates) and of which shares of Series A Preferred Stock are convertible shall be in the sole discretion of such holder, and the submission of a notice of conversion in accordance with Section 5(b) shall be deemed to be such holder's determination of whether the shares of Series A Preferred Stock may be converted (in relation to other securities owned by such holder) and which shares of the Series A Preferred Stock are convertible, in each case subject to such aggregate percentage limitations.  To ensure compliance with this restriction, a holder of Series A Preferred Stock will be deemed to represent to the Corporation each time it delivers a notice of conversion pursuant to section 5(b) that such notice of conversion has not violated the restrictions set forth in this paragraph and the Corporation shall have no obligation to verify or confirm the accuracy of such determination.  For purposes of this Section 5(j), in determining the number of outstanding shares of Common Stock, the holder may rely on the  number of outstanding shares of Common Stock as reflected in the most recent of the following:  (A) the Corporation's most recent Form 10-Q or Form 10-K,  as the case may be, (B) a more recent public announcement by the Corporation or (C) any other notice by the  Corporation or the Corporation's transfer agent setting forth the number of shares of Common Stock outstanding.  Upon the written or oral request of any holder of Series A Preferred Stock, the Corporation shall promptly confirm orally and in writing to the holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Corporation, including the Series A Preferred Stock, by the holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported.  The provisions of this Section 5(j) may be waived, at the election of a holder of Series A Preferred Stock, upon issuance of the Series A Preferred Stock or thereafter upon not less than 61 days' prior notice to the Corporation, and the provisions of this Section 5(j) shall continue to apply until such 61st day (or such later date, as determined by the holder, as may be specified in such notice of waiver).

6.           Voting Rights.  In addition to any voting rights provided by law, the holder of each share of Series A Preferred Stock shall be entitled to vote on all matters and shall be entitled to the number of votes per share of Series A Preferred Stock equal to the number of votes per share a holder of the shares of Common Stock into which Series A Preferred Stock is convertible (determined taking into account the effective of any applicable limitations on conversion as set forth in Section 5(j) above) is entitled to, at the record date for the determination of the stockholders entitled to vote on all matters, or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited.  Except as required by law, or as otherwise provided in Section 9 below, the holders of shares of Series A Preferred Stock (on an as-converted basis) and Common Stock shall vote together as a single class and not as separate classes.

7.           Reacquired Shares.  Any shares of Series A Preferred Stock converted, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof.  None of such shares of Series A Preferred Stock shall be reissued by the Corporation.

8.           Status of Converted Stock. In the event any shares of Series A Preferred Stock shall be converted pursuant to Section 5 hereof, the shares so converted shall be cancelled and shall not be issuable by the Corporation.  The Articles of Incorporation of the Corporation shall be appropriately amended to effect the corresponding reduction in the Corporation’s authorized capital stock.

9.           Protective Provisions.  So long as 50% of the issued Series A Preferred Stock are outstanding, the Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then-outstanding shares of Series A Preferred Stock, voting together as a class:

(a)                 alter or change the rights, preferences or privileges of the Series A Preferred Stock , whether by merger, consolidation or otherwise, where such alteration or change would adversely affect the Series A Preferred Stock;

 (b)                 redeem, repurchase or pay dividends with respect to any shares of stock junior to the Series A Preferred Stock; or

 (e)                 authorize a voluntary dissolution, liquidation or winding up of the Corporation.

10.           Notices.  Unless otherwise expressly specified or permitted by the terms hereof, all notices, requests, demands, consents and other communications hereunder shall be in writing and shall be delivered by hand or shall be sent by telex or telecopy (with a confirmatory copy sent by a different means within three business days of such notice), to the following addresses:

(i)           if to the holder of a share of Series A Preferred Stock, at the holder’s address as set forth in the stock register of the Corporation, or at such other address as may have been furnished to the Corporation by the holder in writing; or

(ii)           if to the Corporation, at the Corporation’s principal offices or at such other address as may have been furnished in writing by the Corporation to the holders of the shares of Series A Preferred Stock.  Whenever any notice is required to be given hereunder, such notice shall be deemed given and such requirement satisfied only when such notice is delivered or, if sent by telex or telecopier, when received, unless otherwise expressly specified or permitted by the terms hereof.

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IN WITNESS WHEREOF, Monarch Staffing, Inc. has caused this Certificate of Designation to be signed by the Chief Executive Officer this ___ day of May, 2007.

Monarch Staffing, Inc.

By:
Name:
Title:

[Signature Page to Certificate of Designation]